Exhibit 99.1

Renewable Energy Group Reports Third Quarter 2016 Financial Results
Q3 2016 Highlights

•	163 million gallons sold, up 36.0% y/y

•	115 million gallons produced, up 35.2% y/y

•	Net income of $22.9 million

•	Adjusted EBITDA of $31.6 million

•	Paid off $100.0 million GOZone bonds

•	Expanded line of credit from $60.0 million to $150.0 million with Wells Fargo and Fifth Third Bank

•	Completed $34.5 million upgrade project at Danville, IL biorefinery

•	Completed $50.0 million share and bond repurchase program

Ames, IA, November 2, 2016 - Renewable Energy Group, Inc. ("REG" or the "Company") (NASDAQ:REGI) today announced its financial results for the third quarter ended September 30, 2016.
Revenues for the quarter were $624.6 million. The Company sold 163.1 million gallons of fuel. Compared to the third quarter of 2015, REG sold 36.0% more gallons of fuel resulting in an increase in revenue of 58.2%.   Net income attributable to common stockholders was $22.9 million, compared to a net loss of $15.7 million in the third quarter of 2015.
Adjusted EBITDA for the quarter was $31.6 million.  Results for the quarter include risk management gains of $5.9 million, which reflects the change in market value of various hedging instruments used to protect cash margins in the current and future periods. The risk management results were impacted by the increase in energy prices in the last week of September resulting from an announcement by OPEC of a purported reduction in output. Results for the quarter were also affected by reduced operating days at the Company’s Geismar facility, related to local area flooding in August and pulled forward scheduled maintenance from October to September.
Adjusted EBITDA in the third quarter of 2015 was $16.9 million.  The prior year period Adjusted EBITDA includes $23.3 million of risk management gains, as well as an allocation of the benefit from the retroactive reinstatement of the 2015 Biodiesel Mixture Excise Tax Credit (BTC).

"We achieved solid growth in the third quarter with significant increases in gallons sold, gallons produced, revenue and adjusted EBITDA," said REG President and CEO Daniel J. Oh. "REG Life Sciences delivered its first commercial product last week, our biomass-based diesel fleet is operating efficiently and profitably and REG Geismar is up and running well with no planned downtime for the remainder of the year. We believe we are positioned for a strong finish to the year.”

Third Quarter 2016 Highlights
All figures refer to the quarter ending September 30, 2016, unless otherwise noted. All comparisons are to the quarter ended September 30, 2015 unless otherwise noted.
REG sold a total of 163.1 million gallons of fuel, an increase of 36.0%. REG produced 114.8 million gallons of biomass-based diesel during the quarter, a 35.2% increase. The average price per gallon of biomass-based diesel sold increased by 22.2% to $3.14 as a result of generally improving market conditions and reinstatement of the BTC.
Revenues were $624.6 million, an increase of 58.2%. This is primarily attributable to the increase in gallons sold and reinstatement of the BTC.
Gross profit was $47.3 million, or 7.6% of revenues, compared to gross profit of $4.4 million, or 1.1% of revenues. The increase in gross profit was due to the significant increase in gallons sold and the reinstatement of the BTC.
Net income attributable to common stockholders was $22.9 million, or $0.59 per share on a fully diluted basis. This compares to a net loss of $15.7 million, or $0.36 per share on a fully diluted basis.
At September 30, 2016, REG had cash and cash equivalents of $86.5 million, an increase of $39.5 million from the prior year end.
At September 30, 2016, accounts receivable were $105.0 million, or 15 days of sales. Accounts receivable at December 31, 2015 were $310.7 million. The decrease in accounts receivable for the year was due to the collections related to the BTC. Inventory was $98.2 million at September 30, 2016, or 15 days of sales, an increase of $12.3 million from the prior year end.
Accounts payable were $86.1 million and $236.8 million at September 30, 2016 and December 31, 2015, respectively. The decrease in accounts payable was mainly driven by payments made to our vendors and customers related to the 2015 BTC.
Revision of First Quarter Financial Statements

During the third quarter 2016 close process, REG identified certain errors in the Company's previously reported interim financial statements for the quarter ended March 31, 2016. These errors pertain to certain biomass-based diesel sales completed in that quarter that contained BTC sharing terms, resulting in an overstatement of biomass-based diesel sales of $7.7 million and a corresponding understatement of accounts payable, deferred income tax payable and income tax expense of $7.7 million, $0.9 million and $0.9 million, respectively for the prior quarter. The correction decreased net income (loss) and adjusted EBITDA by $8.6 million and $7.7 million, respectively. The revised amounts are reflected in the accompanying unaudited Condensed Consolidated Statements of Operations for the nine-month period ended September 30, 2016 and will be reflected in applicable future 10-K and 10-Q filings.
Based on an evaluation of all relevant factors, in accordance with SEC Staff Accounting Bulletin No. 99, codified in the Accounting Standards Classification (ASC) 250, Presentation of Financial Statements, the Company concluded that the revision for this correction was immaterial to the Company’s results for the three months ended March 31, 2016; therefore, the Company determined that an amendment of its previously filed Form 10-Qs are not required.
The table below summarizes REG’s results for the third quarter of 2016.
REG Q3 2016 and Q3 2015 Revenues, Net Income and Adjusted EBITDA Summary
(dollars and gallons in thousands)

	Q3 2016	Q3 2015	Y/Y Change
Gallons sold	163,133	119,966	36.0%
Average selling price	$3.14	$2.57	22.2%
Total revenues	$624,640	$394,856	58.2%
Net income (loss) attributable to common stockholders	$22,929	$(15,675)	N/M
Adjusted EBITDA prior to 2015 BTC allocation	$31,624	$(10,360)	N/M
Adjusted EBITDA	$31,624	$16,904	87.1%
Adjusted EBITDA Reconciliation
The Company uses earnings before interest, taxes, depreciation and amortization, and further adjusted for certain additional items, identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. Adjusted EBITDA is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for Company executives. The following table sets forth Adjusted EBITDA for the periods presented, as well as reconciliation to net income:

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
(In thousands)
Net income (loss)	$23,505	$(15,671)	$24,331	$(56,138)
Adjustments:
Income tax expense (benefit)	(1,203)	(1,050)	821	(2,654)
Interest expense	4,487	2,921	11,536	8,592
Gain on involuntary conversion	(3,470)	—	(8,010)	—
Gain on bargain purchase	—	(5,358)	—	(5,358)
Other (income) expense, net	(2,699)	462	(18,349)	(1,882)
Change in fair value of contingent liability	1,124	1,106	4,680	(722)
Straight-line lease expense	(73)	(19)	(247)	(322)
Depreciation	7,949	6,261	23,447	18,008
Amortization	(129)	(199)	(403)	(624)
Other	—	(4)	—	355
Non-cash stock compensation	2,133	1,191	4,067	3,427
Adjusted EBITDA before 2015 biodiesel tax credit is allocated into historical results [1]	31,624	(10,360)	41,873	(37,318)
Biodiesel tax credit [1]	—	27,264	—	65,892
Adjusted EBITDA	$31,624	$16,904	$41,873	$28,574

(1)
On December 18, 2015 the Protecting Americans from Tax Hikes Act of 2015 was signed into law, which reinstated and extended a set of tax provisions, including the retroactive reinstatement for 2015 and extension for 2016 of the federal biodiesel mixture excise tax credit. The retroactive credit for 2015 resulted in a net benefit to the Company that was recognized in the fourth quarter of 2015, however because this credit relates to the full year operating performance and results, we allocated the first three quarters of 2015, respectively, based upon gallons sold and excluded those amounts from the fourth quarter of 2015 Adjusted EBITDA.

Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect cash expenditures for capital assets or the impact of certain cash uses that we consider not to be an indication of ongoing operations;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;
•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•
Stock-based compensation expense is an important element of the Company’s long term incentive compensation program, although we have excluded it as an expense when evaluating our operating performance; and

•	Other companies, including other companies in the same industry, may calculate these measures differently, limiting their usefulness as a comparative measure.
About Renewable Energy Group
Renewable Energy Group, Inc. is a leading provider of cleaner, lower carbon intensity products and services and is North America's largest producer of biomass-based diesel. REG utilizes a nationwide production, distribution and logistics system as part of an integrated value chain model to focus on converting natural fats, oils and greases into advanced biofuels and converting diverse feedstocks into renewable chemicals. With 12 active biorefineries across the country, research and development capabilities and a diverse and growing intellectual property portfolio, REG is committed to being a long-term leader in bio-based fuels and chemicals.
For more than a decade, REG has been a reliable supplier of advanced biofuels which meet or exceed ASTM quality specifications. REG sells REG-9000 biomass-based diesel to distributors so consumers can have cleaner burning fuels that help diversify the energy complex and increase energy security. REG-9000 biomass-based diesel is distributed in most states in the US. REG also markets ultra-low sulfur diesel and heating oil in the northeastern and midwestern US. For more information on REG visit our website at www.regi.com.
Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding our performance for the remainder of the year, operations of our Geismar facility, the operation of our core biomass-based diesel business and the operation and development of our life sciences business.
These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially. Factors that could cause actual results to differ materially include, but are not limited to, potential changes in governmental programs and policies and federal and state governmental tax credits and incentives requiring or encouraging the use of biofuels, including RFS2, and biomass-based diesel production; changes in the spread between biomass-based diesel prices and feedstock costs; the future price and volatility of feedstocks, petroleum, and products derived from petroleum; risks associated with fire or explosion at our facilities, including potential losses associated with the fires at our Geismar facility; the effect of excess capacity in the biomass-based diesel industry; unanticipated changes in the biomass-based diesel market from which we generate almost all of our revenues; seasonal fluctuations in our operating results; competition in the markets in which we operate; our dependence on sales to a single customer; technological advances or new methods of biomass-based diesel production or the development of energy alternatives to biomass-based diesel; our ability to successfully implement our acquisition strategy; our ability to use our development stage life sciences technologies to produce renewable chemicals, fuels and other products on a commercial scale and at a competitive cost, and customer acceptance of the products produced; the significant capital expenditures required to produce commercial quantities of renewable chemicals; and other risks and uncertainties described from time to time in REG's annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Company: Renewable Energy Group, Inc. Todd Robinson Treasurer +1 (515) 239-8048 Todd.Robinson@regi.com	The Blueshirt Group Gary Dvorchak, CFA Managing Director +1 (323) 240-5796 gary@blueshirtgroup.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
REVENUES:
Biomass-based diesel sales	$523,739	$393,758	$1,223,294	$981,239
Biomass-based diesel government incentives	100,336	1,066	255,890	18,132
	624,075	394,824	1,479,184	999,371
Other revenue	565	32	1,627	165
	624,640	394,856	1,480,811	999,536
COSTS OF GOODS SOLD:
Biomass-based diesel	575,956	390,424	1,389,881	994,541
Other costs of goods sold	1,336	27	1,334	111
	577,292	390,451	1,391,215	994,652
GROSS PROFIT	47,348	4,405	89,596	4,884
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	20,799	18,468	61,426	51,268
RESEARCH AND DEVELOPMENT EXPENSE	4,805	3,527	13,158	11,778
GAIN ON INVOLUNTARY CONVERSION	(3,470)	—	(8,010)	—
INCOME (LOSS) FROM OPERATIONS	25,214	(17,590)	23,022	(58,162)
OTHER INCOME (EXPENSE), NET	(2,912)	869	2,130	(630)
INCOME (LOSS) BEFORE INCOME TAXES	22,302	(16,721)	25,152	(58,792)
INCOME TAX (EXPENSE) BENEFIT	1,203	1,050	(821)	2,654
NET INCOME (LOSS)	$23,505	$(15,671)	$24,331	$(56,138)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY’S COMMON STOCKHOLDERS	$22,929	$(15,675)	$23,668	$(55,783)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	$0.59	$(0.36)	$0.57	$(1.27)
DILUTED	$0.59	$(0.36)	$0.57	$(1.27)
WEIGHTED AVERAGE SHARES USED TO COMPUTE NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	38,744,878	43,844,005	41,673,223	43,979,266
DILUTED	38,751,706	43,844,005	41,678,988	43,979,266

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF SEPTEMBER 30, 2016 AND DECEMBER 31, 2015
(in thousands, except share and per share amounts)

	September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$86,531	$47,081
Accounts receivable, net	105,005	310,731
Inventories	98,222	85,890
Prepaid expenses and other assets	45,752	31,882
Total current assets	335,510	475,584
Property, plant and equipment, net	610,560	574,584
Goodwill	16,080	16,080
Intangible assets, net	29,973	30,941
Investments	12,158	8,797
Other assets	11,833	11,819
Restricted cash	4,000	105,815
TOTAL ASSETS	$1,020,114	$1,223,620
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Lines of credit	$6,354	$23,149
Current maturities of long-term debt	10,349	5,206
Accounts payable	86,142	236,817
Accrued expenses and other liabilities	28,672	28,466
Deferred revenue	1,492	333
Total current liabilities	133,009	293,971
Unfavorable lease obligation	15,972	17,343
Deferred income taxes	17,766	19,186
Long-term contingent consideration for acquisitions	32,258	26,949
Convertible debt conversion liability	23,700	—
Long-term debt (net of debt issuance costs of $6,488 and $4,105, respectively)	201,884	247,251
Other liabilities	4,637	4,910
Total liabilities	429,226	609,610
COMMITMENTS AND CONTINGENCIES
TOTAL EQUITY	590,888	614,010
TOTAL LIABILITIES AND EQUITY	$1,020,114	$1,223,620